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                      MONTHLY CERTIFICATEHOLDERS' STATEMENT

                           Discover Card Trust 1991 E
                      ------------------------------------
                                   CREDIT CARD

                            PASS-THROUGH CERTIFICATES
                      ------------------------------------


      Under the Pooling and Servicing Agreement dated as of Nov. 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer") , Discover Receivables Financing Group Inc. and Wilmington Trust Company, as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution of June 20, 1997, and with respect to the performance of the Trust during the Due Period ended in May 31, 1997, is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

A. Information Regarding the Current Monthly Distribution (stated on the basis of $1,000 original principal amount).


1.   The total amount of the distribution to Class A Certificate-holders on
     June 20, 1997, per $1,000 interest ................. $          0.000000000

2.   The total amount of the distribution to Class B Certificate-holders on
     June 20, 1997, per $1,000 interest ................. $      1,006.541666750

3.   The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 interest .................
     .................................................... $          0.000000000

4.   The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates, per $1,000 interest .................
     .................................................... $          6.541666750


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5.   The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 interest ................
     .................................................... $          0.000000000

6.   The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates, per $1,000 interest ................
     .................................................... $      1,000.000000000


B. Information Regarding the Performance of the Trust.

1. Collections of Receivables.

     (a)  The aggregate amount of Finance Charge Collections processed during
          the related Due Period ........................ $         8,107,058.39

     (b)  The aggregate amount of Principal Collections processed during the
          related Due Period ............................ $        80,874,149.05

     (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Investor
          Certificates .................................. $           621,000.67

     (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Investor
          Certificates .................................. $        68,468,054.59

     (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class A
          Certificates .................................. $                 0.00

     (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class A
          Certificates .................................. $        62,240,745.11

     (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class B
          Certificates .................................. $           621,000.67

     (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class B
          Certificates .................................. $         6,227,309.48

     (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Seller
          Certificate ................................... $         7,486,057.72


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     (j)  The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Seller
          Certificate ................................... $        12,406,094.46


2. Principal Receivables in the Trust.

     (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in May 31, 1997 (which reflects the Principal Receivables represented by the Seller Certificate and the
          Investor Certificates) ........................ $       521,175,043.04

     (b) The amount of Principal Receivables in the Trust represented by the Class A Certificates (the "Class A Interest") as of the Due Period
          Ended in May 31, 1997 ......................... $                 0.00

     (c) The amount of Principal Receivables in the Trust represented by the Class B Certificates (the "Class B Interest") as of the Due Period
          Ended in May 31, 1997 ......................... $                 0.00

     (d)  The Class A Interest and the Class B Interest set forth in paragraph 2
          (b) and 2 (c) above as a percentage of the aggregate amount of
          Principal Receivables set forth in paragraph 2 (a) above .............
          ...............................................                  0.00%

     (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables set forth
          in paragraph 2 (a) above ......................                  0.00%

     (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth
          in paragraph 2 (a) above ......................                  0.00%

     (g)  The Deficit Controlled Amortization Amount (after giving effect to the
          payments made on such Distribution Date ....... $                 0.00


3. Investor Charged-Off Amount.

     (a) The aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in May 31, 1997 allocable to the Investor
          Certificates (the "Investor Charged-Off Amount") .....................
          ............................................... $          230,940.40


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     (b)  The aggregate amount of Receivables charged-off as Uncollectible during the Due Period ended in May 31, 1997 allocable to the Class A
          Certificates (the "Class A Charged-Off Amount") ......................
          ............................................... $                 0.00

     (c) The sum of (i) the aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in May 31, 1997 allocable to the Class B Certificates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c) (i)(C)(the "Class B
          Charged-Off Amount") .......................... $           230,940.40

     (d)  The Cumulative Class A Charged-Off Amount on .........................
          ...............June 20, 1997 .................. $                 0.00

     (e)  The Cumulative Class B Charged-Off Amount on .........................
          ...............June 20, 1997 .................. $                 0.00


4. Investor losses; Reimbursement of Charge-Offs.

     (a)  The amount of Class A Investor Loss, as defined in Section 4.06 (b)
          of the Agreement, during the Due Period ended in May 31, 1997 ........
          ............................................... $                 0.00

     (b)  The amount of Class B Investor Loss, as defined in Section 4.06 (b)
          of the Agreement, during the Due Period ended in May 31, 1997 ........
          ............................................... $                 0.00

     (c) The amount of Class A Investor Loss set forth in Paragraph 5 (a) above, per $1,000 interest (which will have the effect of reducing, pro rata, the amount of each Class A Certficate-holder's investment)..
          ............................................... $          0.000000000

     (d) The amount of Class B Investor Loss set forth in Paragraph 5 (b) above, per $1,000 interest (which will have the effect of reducing, pro rata, the amount of each Class B Certficate-holder's investment)..
          ............................................... $          0.000000000


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     (e)  The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class A
          Investor Losses in prior months................ $                 0.00

     (f) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class B
          Investor Losses in prior months................ $                 0.00

     (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of
          each Class A Certificateholder's investment)... $          0.000000000

     (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of
          each Class B Certificateholder's investment)... $          0.000000000

     (i)  The aggregate amount of Class A Investor Losses in the Trust as of the
          end of the day on June 20, 1997 ............... $                 0.00

     (j)  The aggregate amount of Class B Investor Losses in the Trust as of the
          end of the day on June 20, 1997 ............... $                 0.00

     (k) The amount set forth in paragraph 5 (i) above, per $1,000 interest (which will have had the effect of reducing, pro rata, the amount of
          Class A Certificateholder's investment) ....... $          0.000000000

     (l) The amount set forth in paragraph 5 (j) above, per $1,000 interest (which will have had the effect of reducing, pro rata, the amount of
          Class B Certificateholder's investment) ....... $          0.000000000


5. Investor Servicing Fee.

     (a)  The amount of the Class A Monthly Servicing Fee payable by the Trust
          to the Servicer for the month of May 31, 1997.. $                 0.00


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     (b)  The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of May 31, 1997 ........................
          ............................................... $            66,684.48


6. Available Subordinated Amount.

     (a)  The amount available to be applied pursuant to Sections 4.03 (c) (i)
          (B) and (C) of the Agreement as of the end of the day on June 20, 1997
          ............................................... $                 0.00

     (b)  The amount set forth in paragraph 6(a) above as a percentage of the
          Class A Interest. .............................                  0.00%


7. Available Class B Credit Enhancement Amount.

     (a) The amount available to be drawn under the Class B Credit Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of
          the end of the day on June 20, 1997............ $                 0.00

     (b)  The amount set forth in paragraph 8 above as a percentage of the Class
          B Interest.....................................                  0.00%


8. The Pool Factor.

     The Pool Factor represents the ratio of the amount of the Class A Investor Interest as of the end of the day on June 20, 1997 to the amount of the Class A.

     Investor Interest as of the Closing Date. The amount of Class A Certificateholder's pro rata share of the Class A Investor Interest can be determined by multiplying the original denomination of the Class A
     Certificateholder's Certificate by the Pool Factor               0.00000000

     The Pool Factor represents the ratio of the amount of the Class B Investor Interest as of the end of the day on June 20, 1997 to the amount of the Class B.

     Investor Interest as of the Closing Date. The amount of Class B Certificateholder's pro rata share of the Class B Investor Interest can be determined by multiplying the original denomination of the Class B
     Certificateholder's Certificate by the Pool Factor               0.00000000


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9.   The aggregate outstanding balance of Receivables that were delinquent by the 30 to 59 days as of the close of business on the last day of the Due
     Period related to such Distribution Date............ $        11,570,371.22

10. The aggregate outstanding balance of Receivables that were delinquent by 60 days as of the close of business on the last day of the Due Period related
     to such Distribution Date .......................... $        17,056,816.60


             Greenwood Trust Company as Servicer

                              By:             [SIG]
                                  -----------------------------------
                              Title: Vice President, Director of
                                     Accounting and Treasurer

                          MONTHLY SERVICER CERTIFICATE

                           DISCOVER CARD TRUST 1991 E

                           --------------------------

                                   CREDIT CARD

                            PASS-THROUGH CERTIFICATES

                           --------------------------




   The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of Nov. 1, 1991 (the "Pooling and Servicing Agreement" ) by and among Greenwood, Discover Receivables Financing Group Inc. and Wilmington Trust Company, does hereby certify as follows:


   1. Greenwood is Servicer under the Pooling and Servicing Agreement.

   2. The undersigned is a Servicing Officer.

   3. The aggregate amount of Collections processed
      during the related Due Period was equal to ... $   88,981,207.44

   4. The  aggregate  amount of  Class A  Principal
      Collections  processed by the Servicer during
      the related Due Period is equal to ........... $   62,240,745.11

   5. The aggregate amount  of the Class A  Finance
      Charge  Collections processed by the Servicer
      during the related Due Period is equal to .... $            0.00

   6. The sum of all amounts payable to the  Class A
      Certificateholders on the current Distribution
      Date is equal to ............................. $            0.00

   7. The  aggregate  amount of  Class B  Principal
      Collections  processed by the Servicer during
      the related Due Period is equal to ........... $    6,227,309.48

   8. The aggregate amount  of the Class B  Finance
      Charge  Collections processed by the Servicer
      during the related Due Period is equal to .... $      621,000.67

   9. The amount of drawings under the Class B
      Credit Enhancement required to be made on the
      succeeding Drawing Date pursuant to
      (a)  Section 4.03(c)(i)(G) is equal to...... $             0.00
      (b)  Section 4.03(c)(i)(H) is equal to...... $             0.00
      (c)  Section 4.05 is equal to............... $             0.00

  10. The sum of all amounts payable to the Class B
      Certificateholders on the current Distribution
      Date is equal to ............................ $   40,261,666.67

  11. Attached hereto is a true copy of the statement required to be delivered by the Servicer on the date of this Certificate to the Trustee pursuant to section 5.02.


   IN WHITNESS WHEREOF , the undersigned has duly executed and and delivered this certificate this day of June 20, 1997



                                  GREENWOOD TRUST COMPANY, as Servicer

                                  By: [SIG]
                                     -------------------------------
                                  Title: Vice President, Director of
                                  Accounting and Treasurer

                       Greenwood Trust Company
                       Cash Collateral Account
                    Monthly Portfolio Status Report
                      Discover Card Trust 1991 E

        Due Period Ending:                     05/31/97

 PORTFOLIO STATUS                                               LOSSES & DELINQUENCIES

                                                        # of Accounts                  Dollars

Ending Total Outstanding                                       663,541              529,010,743.51

Total Principal Outstanding                                        n/a              521,175,043.04

Total Finance Charge Outstanding                                   n/a                7,835,700.47

Aggregate Investor Interest                                        n/a                        0.00

Delinquencies (90 days or greater)                               3,189               10,518,691.21
  % of Ending Total Outstanding                                    n/a                    1.988370%

Investor Net Charge Offs                                           n/a                  230,940.40
Annualized % of Investor Interest                                  n/a                    6.928212%

Monthly Principal Payment Rate                                     n/a                      n/a


                                                                       PAYMENTS & YIELD

Principal Payments
(Allocable to Investor Interest)                                                     68,468,054.59

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Interest)                                                        621,000.67

Annualized Gross Yield to Investor                                                       18.630020%